Exhibit 5.2

KELLEY DRYE & WARREN LLP

November 5, 2010

Australia Acquisition Corp.
Level 11, 459 Collins Street
Melbourne VIC 3000
Australia

Gentlemen:

We have acted as special U.S. securities counsel to Australia Acquisition Corp., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), in connection with the registration, with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Act”), of (i) units (the “Units”) of the Company, including Units that the underwriters will have the right to purchase from the Company to cover over-allotments, if any (the “Over-allotment Option”), with each Unit consisting of one ordinary share of the Company, par value $.001 per share (an “Ordinary Share”), and one warrant to purchase one Ordinary Share (a “Warrant”), and (ii) one Unit Purchase Option (the “Purchase Option”) to be issued to Cohen & Company Securities, LLC, as representative of the underwriters (the “Representative”) pursuant to which the holder thereof shall have the right to purchase for its own account or that of its designees Units (the “Purchase Option Units”), with each Purchase Option Unit consisting of one Ordinary Share and one Warrant (a “Purchase Option Warrant”), pursuant to a Registration Statement on Form F-1 initially filed by the Company with the Commission on October 18, 2010 (File No. 333-169983), including all amendments and supplements thereto (collectively, the “Registration Statement”). As such counsel, you have requested our opinion as to matters described herein.

In connection with the opinions set forth below, we have examined such documents and considered such matters of law and fact as we have deemed necessary and relevant as the basis for such opinions.  In our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity and completeness of the originals of such copies and the legal competence and capacity of all natural persons.

We have assumed that all documents required to be duly authorized, executed and delivered by a party or parties other than the Company have been duly authorized, executed and delivered by such party or parties.

We have also assumed that, at or prior to the time of issuance of any Units, Ordinary Shares, Warrants, Purchase Option Units, Purchase Option Warrants or Purchase Option

Australia Acquisition Corp.
November 5, 2010

(collectively, the “Securities”), (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) the underwriting agreement between the Company and the Representative (the “Underwriting Agreement”) shall have been duly authorized, executed and delivered by parties thereto and not subsequently terminated or amended, (iii) the Board of Directors of the Company shall have duly established the terms of the Securities (to the extent that it is necessary to do so) and duly authorized the issuance and sale thereof, (iv) such authorization shall not have been modified or rescinded, (v) there shall not have occurred any change in law affecting the validity or enforceability thereof and (vi) none of the terms thereof to be established subsequent to the date hereof nor the issuance and delivery thereof or the compliance by the Company with the terms thereof will violate any applicable law, any provision of any applicable document or instrument, or any applicable order or consent.

In addition, we have assumed that there was and will be no material misrepresentation, omission or deceit by any individual or entity in connection with the Registration Statement, the authorization, offer, sale, issuance, authentication or delivery of any Securities or the execution, delivery or performance of any documents or instruments or any of the transactions contemplated thereby.  As to other questions of fact material to such opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

We express no opinion with respect to the enforceability of any document or instrument (i) to the extent that such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement, assignment for the benefit of creditors, fraudulent transfer or conveyance or similar state or federal laws, judicially developed doctrines relevant to any such laws affecting the rights and remedies of creditors generally and which are in effect at the time when enforcement is sought, (ii) providing for specific performance, injunctive relief or other equitable remedies (including any provision that limits the availability of such equitable remedies), regardless of whether such enforceability is sought in a proceeding in equity or at law, (iii) general principles of equity (including, but not limited to, commercial reasonableness, good faith and fair dealing and the requirement that the right, remedy or penalty sough be proportionate to the breach, default or injury), (iv) providing for indemnification and contribution, which provisions may be limited by securities laws or policies underlying such laws, (v) requiring any waiver of stay or extension laws, diligent performance or other acts that may be unenforceable under principles of public policy, (vi) to the extent that such enforceability may be subject to, or affected by, compliance with, and limitations imposed by, procedural requirements relating to the exercise of remedies or (vii) providing for a choice of law, jurisdiction or venue (and we have assumed that such provisions will be enforced).

We express no opinion concerning any law of any jurisdiction other than (i) the internal laws of the State of New York and (ii) the federal laws of the United States of America.  Without limiting the foregoing, we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction or any rules, regulations or orders of any governmental or regulatory authorities within any other jurisdiction.  The opinions set forth below are based upon the laws of the State of New York and the federal laws of the United States of America in effect

Australia Acquisition Corp.
November 5, 2010

on the date hereof, and we assume no obligation to revise or supplement such opinions after the effective date of the Registration Statement if such laws are changed by legislative action, judicial decision or otherwise.

Based upon and subject to the foregoing and solely in reliance thereon, it is our opinion that:

a)   When an agreement under which the Warrants are to be issued (the “Warrant Agreement”) has been duly executed and delivered, and the certificates representing the Warrants have been duly executed, authenticated, issued, paid for and delivered in accordance with the Warrant Agreement and the Underwriting Agreement as part of the Units and as contemplated by the Registration Statement, the Warrants will be legally issued, fully paid and non-assessable and will be legally binding obligations of the Company under the laws of the State of New York in accordance with their terms.

b)   When an agreement under which the Purchase Option is to be issued (the “Unit Purchase Option Agreement”) has been duly executed and delivered, and the certificates representing the Purchase Option have been duly executed, authenticated, issued, paid for and delivered in accordance with the Unit Purchase Option Agreement and the Underwriting Agreement as contemplated by the Registration Statement, the Purchase Option will be legally issued, fully paid and non-assessable and will be a legally binding obligation of the Company under the laws of the State of New York in accordance with its terms.

c)   When the Unit Purchase Option Agreement has been duly executed and delivered, and the certificates representing the Purchase Option have been duly executed, authenticated, issued, paid for and delivered in accordance with the Unit Purchase Option Agreement and the Underwriting Agreement as contemplated by the Registration Statement, and the relevant Unit certificates representing the Purchase Option Units and have been duly executed, authenticated, issued, paid for and delivered in accordance with the Unit Purchase Option Agreement and the Underwriting Agreement upon exercise of the Purchase Option, as contemplated by the Registration Statement, the Purchase Option Units will be legally issued, fully paid and non-assessable and will be legally binding obligations of the Company under the laws of the State of New York in accordance with their terms.

d)   When the Unit Purchase Option Agreement has been duly executed and delivered, and the certificates representing the Purchase Option have been duly executed, authenticated, issued, paid for and delivered in accordance with the Unit Purchase Option Agreement and the Underwriting Agreement as contemplated by the Registration Statement, when the Warrant Agreement has been duly executed and delivered, and the certificates representing the Purchase Option Warrants have been duly executed, authenticated, issued, paid for and delivered in accordance with the Unit Purchase Option Agreement, the Warrant Agreement and the Underwriting Agreement upon exercise of the Purchase Option, as contemplated by the Registration Statement, the Purchase Option Warrants will be legally issued, fully paid and non-assessable, and will be legally binding obligations of the Company under the laws of the State of New York in accordance with their terms.

Australia Acquisition Corp.
November 5, 2010

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the prospectus included therein under the caption “Legal Matters.”  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

KELLEY DRYE & WARREN LLP

By: /s/Kelley Drye & Warren LLP